Exhibit 10.26.3

EXECUTION COPY

ACKNOWLEDGMENT AGREEMENT
WITH RESPECT TO SERVICING ADVANCE RECEIVABLES

THIS ACKNOWLEDGMENT AGREEMENT WITH RESPECT TO SERVICING ADVANCE RECEIVABLES (this “Agreement”), made and entered into as of this 9th day of February, 2018, and effective as of February 12, 2018 (the “Effective Date”), by and among DITECH FINANCIAL LLC, a Delaware limited liability company with its principal offices at 1100 Virginia Drive, Suite 100A. Ft. Washington, PA 19034 (the “Servicer”), Ditech Agency Advance Depositor LLC, a Delaware limited liability company with its principal offices at 1100 Virginia Drive, Suite 100A. Ft. Washington, PA 19034 (the “Depositor”), Ditech Agency Advance Trust, a Delaware statutory trust, with its principal offices for purposes of the matters contemplated hereby at c/o Ditech Financial LLC, 1100 Virginia Drive, Suite 100A. Ft. Washington, PA 19034 (the “Issuer”), WELLS FARGO BANK, N.A., not in its individual capacity but solely as indenture trustee at the direction and on behalf of the Issuer, with its principal offices at 9062 Old Annapolis Road, Columbia, MD 21045‑1951, Attention: Corporate Trust Services, Ditech Agency Advance Trust (in its capacity as Indenture Trustee under the Indenture described below and not in its individual capacity, the “Indenture Trustee”) Credit Suisse First Boston Mortgage Capital LLC, a limited liability company organized in the State of Delaware (“Credit Suisse”, in its capacity as Administrative Agent under the Indenture described below, the “Administrative Agent” and, together with the Servicer, the Depositor and the Issuer, the “Transaction Parties”) and FANNIE MAE, a corporation organized and existing under the laws of the United States of America, with an office at 3900 Wisconsin Avenue, N.W., Washington, DC 20016.
WITNESSETH
A.The Servicer, as seller, the Depositor, as purchaser, and Walter Investment Management Corp. have entered into a Receivables Sale Agreement, dated as of the date hereof and effective as of the Effective Date (as amended, restated, supplemented or otherwise modified from time to time, the “Receivables Sale Agreement”) and the Depositor, as seller, and the Issuer, as purchaser, have entered into a Receivables Pooling Agreement dated as of the date hereof and effective as of the Effective Date (as amended, restated, supplemented or otherwise modified from time to time, the “Receivables Pooling Agreement” and together with the Receivables Sale Agreement, the “Receivables Purchase Agreements”), whereby, from time to time, the Servicer shall sell and/or contribute to the Depositor and the Depositor shall sell and/or contribute to the Issuer all of the Servicer’s present and future rights, as expressly set forth in, and subject to the limitations of, the Fannie Mae Lender Contract (as hereinafter defined) to reimbursement for (i) Delinquency Advances and Servicing Advances (as each such term is defined in the Fannie Mae Servicing Guide, as such Guide is amended from time to time (the “Servicing Guide”) and (ii) advances made by the Servicer under the Servicing Guide (a) to repurchase a special servicing option delinquent MBS mortgage loan from an MBS pool or (b) to liquidate an REO property from an MBS pool, which property was acquired as a result of a foreclosure, preforeclosure or third‑party sale, deed‑in‑lieu, or assignment of a special servicing option mortgage loan formerly in such MBS pool ((a) and (b), collectively, the “Delinquent MBS Mortgage Repurchase Advances”) (the Delinquency Advances, the Servicing Advances and the Delinquent MBS Mortgage Repurchase Advances, collectively, the “Servicing Advance Receivables”), with respect to certain mortgage loans owned or held in whole or in part by Fannie Mae, serviced for Fannie Mae by the Servicer under the Fannie Mae Lender Contract and identified by Seller/Servicer Number and by MBS Pool Number on Exhibit A attached to and made a part of this Agreement, and to such additional mortgage loans made a part of this Agreement pursuant to Section 17 hereof. The advances that constitute the Servicing Advance Receivables are sometimes commonly referred to collectively as “P&I Delinquency Advances”, “T&I Escrow Advances” and “Corporate Servicing Advances”.

B.The Issuer, the Indenture Trustee and certain other parties have entered into an Indenture, dated as of February 9, 2018, and effective as of February 12, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), pursuant to which, among other things, the Issuer granted to the Indenture Trustee, on behalf of the Secured Parties, as defined in and as specified in the Indenture, a security interest in, among other things, the Servicing Advance Receivables (the “Security Interest”).
C.The Receivables Purchase Agreements, the Indenture, the related note purchase agreement, the related indenture supplements, the related trust agreement, the related administration agreement and the Notes issued pursuant to the Indenture and such indenture supplements and Pledge Agreement are collectively referred to in this Agreement as the “Transaction Documents”. Capitalized terms used herein without definition shall have the respective meanings attributed to them in the Receivables Purchase Agreements and the Indenture.
D.The Transaction Parties have requested that Fannie Mae consent, and Fannie Mae is willing to consent, subject to the terms, provisions, and conditions of this Agreement, to the Servicer’s sale/and or contribution of the Servicing Advance Receivables to the Depositor and the Depositor’s sale and/or contribution of the Servicing Advance Receivables to the Issuer, in each case, pursuant to the terms and provisions of the Receivables Purchase Agreements, and the Issuer’s grant of the Security Interest to the Indenture Trustee on behalf of the Secured Parties under the Indenture.
E.Fannie Mae has requested the Transaction Parties, and each of the Transaction Parties has agreed, to acknowledge and reaffirm the rights of Fannie Mae pursuant to the Fannie Mae Lender Contract, and to be bound by the terms, provisions, and conditions of this Agreement.
NOW THEREFORE, in accordance with the Fannie Mae Lender Contract, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Transaction Parties hereby acknowledge, and all parties hereto agree to, the following:
1.Recitals Incorporated; Consent to the Sale and/or Contribution of the Servicing Advance Receivables and Grant of Security Interest. The foregoing recitals are incorporated as a part of this Agreement and are accepted and agreed to by all parties as though fully set forth in the body of this Agreement.
Fannie Mae hereby consents, subject to the terms, provisions and conditions of this Agreement, to (a) the Servicer’s sale and/or contribution of the Servicing Advance Receivables to the Depositor pursuant to the terms and provisions of the Receivables Sale Agreement, (b) the Depositor’s sale and/or contribution of the Servicing Advance Receivables to the Issuer, pursuant to the terms and provisions of the Receivables Pooling Agreement, and (c) the Issuer’s grant of the Security Interest to the Indenture Trustee on behalf of the Secured Parties under the Indenture (each, a “Transaction” and collectively, the “Transactions”).
Fannie Mae hereby acknowledges that its Consent (as hereinafter defined), subject to the terms, provisions and conditions of this Agreement, will remain effective until the earliest of (i) the payment in full of all outstanding Purchased Servicing Advance Receivables (as hereinafter defined) subject to reimbursement by Fannie Mae to the Servicer pursuant to the Fannie Mae Lender Contract and this Agreement, (ii) payment in full of all outstanding obligations under the Transaction Documents, including all amounts owed under the Notes issued pursuant to the Indenture and termination of the commitment to further fund such Servicing Advance Receivables under the Transaction Documents, and (iii) the provision by the Indenture Trustee, on behalf of the Secured Parties, of a notice to the other parties hereto to the effect that the transactions contemplated by the Transaction Documents have been terminated. As used in this

Agreement, a “Purchased Servicing Advance Receivable” is a Servicing Advance Receivable with respect to which all of the following events have occurred pursuant to the Transaction Documents: (i) the Servicer has sold and/or contributed the Servicing Advance Receivable to the Depositor; (ii) the Depositor has sold and/or contributed the Servicing Advance Receivable to the Issuer and (iii) the Issuer has granted a Security Interest in the Servicing Advance Receivable to the Indenture Trustee on behalf of the Secured Parties under the Indenture.
Fannie Mae’s reimbursement of any Purchased Servicing Advance Receivable prior to the liquidation of the related mortgage loan is subject to reconciliation by Fannie Mae or its designee. The Servicer hereby agrees to reimburse Fannie Mae for the reasonable fees and out‑of‑pocket expenses of any accountant, auditor, or professional advisor retained by Fannie Mae to perform such reconciliation.
Notwithstanding anything herein to the contrary, (x) nothing in this Agreement (including, without limitation, Section 2 hereof) shall affect any of Fannie Mae’s rights or remedies with respect to the Collateral (as defined below), including the right of set-off against the Collateral as provided in the Pledge Agreement (as defined below), (y) the Indenture Trustee and the Administrative Agent have no rights in the Collateral and (z) the Security Interest does not extend to the Collateral.
2.    Waiver of Right of Set Off. Notwithstanding anything to the contrary in the Fannie Mae Lender Contract or any other agreement between the Servicer and Fannie Mae, Fannie Mae agrees that Fannie Mae will not set off or net any claims it might have against the Servicer, or payments due from the Servicer, from reimbursements Fannie Mae owes to the Servicer pursuant to the Fannie Mae Lender Contract on account of the Purchased Servicing Advance Receivables.
3.    Subordination of Sale and/or Contribution of Servicing Advance Receivables and Security Interest. Subject to Section 2, each of the Transaction Parties acknowledges that the sale and/or contribution of the Servicing Advance Receivables and the grant of the Security Interest as they are described in this Agreement and the Transaction Documents are subject to and subordinate in all respects to all rights, powers, and prerogatives of Fannie Mae under and in connection with: (i) this Agreement, and (ii) the Mortgage Selling and Servicing Contract, the Fannie Mae Selling Guide, as such Guide is amended from time to time (the “Selling Guide”), the Servicing Guide and any supplemental servicing instructions or directives provided by Fannie Mae, all applicable master agreements (including applicable MBS pool purchase contracts and variances), recourse agreements, repurchase agreements, indemnification agreements, loss‑sharing agreements, and any other agreements between Fannie Mae and the Servicer, and all as amended, modified, restated or supplemented from time to time (collectively, the “Fannie Mae Lender Contract”), which rights, powers, and prerogatives include, without limitation, the right of Fannie Mae to terminate the Fannie Mae Lender Contract with or without cause.
Each of the Indenture Trustee, the Depositor, the Issuer and Administrative Agent also acknowledges that it has no claim or entitlement as a secured creditor against Fannie Mae, and Fannie Mae has no duty or obligation to the Indenture Trustee, the Depositor, the Issuer and Administrative Agent, except as otherwise expressly provided in this Agreement. In the event of any conflict or inconsistency between the terms and provisions of this Agreement and those of the Transaction Documents, the terms and provisions of this Agreement shall prevail.

4.    Financing Statements. In recognition of the foregoing, each of the Servicer, the Depositor and the Issuer agrees to insert the following language in any financing statement filed in connection with the Transaction Documents:
The sale and/or contribution of the Servicing Advance Receivables and the Security Interest described in this financing statement are subject and subordinate to all rights, powers, and prerogatives of Fannie Mae under and in connection with (i) the terms and conditions of that certain Acknowledgment Agreement With Respect to Servicing Advance Receivables, by and among Fannie Mae, Ditech Financial LLC (the “Debtor”), Ditech Agency Advance Depositor LLC (the “Depositor”), Ditech Agency Advance Trust (the “Trust”), Wells Fargo Bank, N.A. (the “Indenture Trustee”) and Credit Suisse First Boston Mortgage Capital LLC (the “Administrative Agent”), and (ii) the Mortgage Selling and Servicing Contract, the Fannie Mae Selling Guide, the Fannie Mae Servicing Guide and any supplemental servicing instructions or directives provided by Fannie Mae, all applicable master agreements (including applicable MBS pool purchase contracts and variances), recourse agreements, repurchase agreements, indemnification agreements, loss‑sharing agreements, and any other agreements between Fannie Mae and the Debtor, and all as amended, modified, restated or supplemented from time to time (collectively, the “Fannie Mae Lender Contract”), which rights, powers, and prerogatives include, without limitation, the right of Fannie Mae to terminate the Fannie Mae Lender Contract with or without cause.
5.    Payment to the Servicer. During the term of this Agreement, all payments, if any, made by Fannie Mae relating to the Servicing Advance Receivables will be paid directly to the deposit account designated by the Servicer. The Servicer agrees that it shall designate the deposit account described in Exhibit B hereto (the “Deposit Account”) as the account to which Fannie Mae should wire all payments, if any, made by Fannie Mae relating to the Servicing Advance Receivables. Fannie Mae may also make payments due to the Servicer, which payments do not relate to Servicing Advance Receivables, through the Deposit Account. Each Transaction Party will be deemed, by virtue of its execution of this Agreement, to have specifically and irrevocably consented to any such payment to the Deposit Account, and Fannie Mae shall have no further obligation or responsibility to confirm with any Transaction Party any such payment or where or how the funds are distributed after they are deposited in the Deposit Account.
6.    Fannie Mae’s Right to Withdraw Its Consent.
(a)    Events Enabling Fannie Mae to Withdraw Consent. Fannie Mae shall have the right to withdraw its consent to the Transactions and its waiver of its right of set off (collectively, Fannie Mae’s “Consent”):
(i)    if Fannie Mae exercises its right to suspend or terminate the Servicer’s eligibility to service mortgage loans for Fannie Mae (each, a “Servicer Suspension/Termination Event”);
(ii)    if the Servicer voluntarily resigns as a Fannie Mae servicer (a “Servicer Resignation Event”);
(iii)    if the Servicer transfers the servicing of some, but not all, of the mortgage loans that the Servicer is servicing for Fannie Mae under the Fannie Mae Lender Contract using the

Fannie Mae Seller/Servicer Numbers specified on Exhibit A (a “Partial Transfer of Servicing Event”) but such withdrawal of Consent shall apply only to the mortgage loans that are subject to the transfer;
(iv)    on each yearly anniversary of the date of this Agreement (each, an “Anniversary Event”);
(v)    if a Financial Trigger Event (as hereinafter defined) occurs; or
(vi)    if the Servicer fails to maintain Collateral at the Required Collateral Level or to Transfer Eligible Collateral to the Custodian in the amounts and within the time frames specified in the Pledge and Security Agreement (the “Pledge Agreement”), dated December 19, 2014, between the Servicer, as grantor, and Fannie Mae, as secured party, as amended, modified, or supplemented from time to time (each, a “Collateral Termination Event”). The terms “Collateral”, “Required Collateral Level”, “Transfer”, “Eligible Collateral”, and “Custodian” have the meanings given to them in the Pledge Agreement.
(b)    Actions Fannie Mae May Take Upon the Occurrence of a Servicer Suspension/Termination Event and Related Matters.
(i)    Fannie Mae may, at its option, exercise its right to withdraw its Consent upon the occurrence of a Servicer Suspension/Termination Event by giving written notice to the Servicer, the Depositor, the Issuer, the Indenture Trustee and the Administrative Agent of the occurrence of such Servicer Suspension/Termination Event in accordance with Section 8 of this Agreement.
(ii)    If Fannie Mae exercises its option to withdraw its Consent upon the occurrence of a Servicer Suspension/Termination Event:
(A)    Such withdrawal of Fannie Mae’s Consent shall apply to any Servicing Advance Receivable with respect to which the Servicer has made or will make a Delinquent MBS Mortgage Repurchase Advance, a Delinquency Advance or a Servicing Advance after the effective date of such Servicer Suspension/Termination Event; provided, that the Security Interest shall remain in full force and effect and Fannie Mae shall continue to be obligated to reimburse the Servicer pursuant to the Fannie Mae Lender Contract and this Agreement on account of any Purchased Servicing Advance Receivables as to which the Servicer has made or will make a Delinquent MBS Mortgage Repurchase Advance, a Delinquency Advance or a Servicing Advance in accordance with the Fannie Mae Lender Contract on or before the effective date of such Servicer Suspension/Termination Event.
(B)    After the effective date of such Servicer Suspension/Termination Event, the Servicer shall not sell and/or contribute to the Depositor any Servicing Advance Receivables with respect to which the Servicer has made or will make a Delinquent MBS Mortgage Repurchase Advance, a Delinquency Advance or a Servicing Advance (the “Subsequent Servicing Advance Receivables”), the Depositor shall not sell and/or contribute any such Subsequent Servicing Advance Receivables to the Issuer and the Issuer shall not grant a Security Interest with respect to such Subsequent Servicing Advance Receivables to the Indenture Trustee on behalf of the Secured Parties under the Indenture.

(C)    Except with respect to the reimbursements by Fannie Mae to the Servicer described in Section 6(b)(ii)(A), above, related to any Purchased Servicing Advance Receivables as to which the Servicer has made a Delinquent MBS Mortgage Repurchase Advance, a Delinquency Advance or a Servicing Advance in accordance with the Fannie Mae Lender Contract on or before the effective date of such Servicer Suspension/Termination Event, after the effective date of such Servicer Suspension/Termination Event and the applicable Final Payment Date (defined below), Fannie Mae’s agreement in Section 2 to not set off or net any claims it might have against the Servicer, or payments due from the Servicer, from reimbursements Fannie Mae owes to the Servicer pursuant to the Fannie Mae Lender Contract on account of Purchased Servicing Advance Receivables with respect to which the Servicer has made or will make a Delinquent MBS Mortgage Repurchase Advance, a Delinquency Advance or a Servicing Advance after the effective date of such Servicer Suspension/Termination Event in accordance with the Fannie Mae Lender Contract shall become null and void and of no further force and effect.
The “Final Payment Date” is the date on which Fannie Mae makes its final payment into the Deposit Account for the Purchased Servicing Advance Receivables as to which Fannie Mae is obligated to reimburse the Servicer pursuant to the Fannie Mae Lender Contract and this Agreement.
(iii)    If a Servicer Suspension/Termination Event occurs and pursuant to this Section 6(b) Fannie Mae exercises its right to withdraw its Consent, it is expected that the Servicer will continue to process Loan Activity Reports (as defined in the Servicing Guide) and/or requests for expense reimbursement relating to Purchased Servicing Advance Receivables in accordance with the Servicing Guide, or that the Indenture Trustee (or its designee, which may be the Administrative Agent, as defined in the Indenture) will attempt to arrange with any third‑party successor servicer to process such Loan Activity Reports and/or requests for expense reimbursement relating to Purchased Servicing Advance Receivables made before the Servicer Suspension/Termination Event. Fannie Mae will permit the Servicer or the Indenture Trustee (or its designee), as applicable, to submit to Fannie Mae Loan Activity Reports and/or requests for expense reimbursement relating to any Purchased Servicing Advance Receivables as to which the Servicer has made a Delinquent MBS Mortgage Repurchase Advance, a Delinquency Advance or a Servicing Advance in accordance with the Fannie Mae Lender Contract on or before the effective date of such Servicer Suspension/Termination Event.
Fannie Mae shall cease making payments to the Deposit Account following a Servicer Suspension/Termination Event described in this Section. In order to have Fannie Mae process claims for reimbursement following the Servicer Suspension/Termination Event, the Indenture Trustee (or its designee, which may be the Administrative Agent) shall provide to Fannie Mae (A) a summary report detailing the outstanding advance balances by Fannie Mae loan number, broken out by P&I Delinquency Advances, T&I Escrow Advances and Corporate Servicing Advances (as such terms are described in Recital A of this Agreement) and (B) wiring instructions identifying where Fannie Mae is to make payments related to Purchased Servicing Advance Receivables following the Servicer Suspension/Termination Event (the “New Wire Instructions”). The information described in the preceding sentence shall be sent to Fannie Mae at the notice addresses identified in Section 8, with copies to (x) Customer Account Risk Management at tracy_l_glascoe@fanniemae.com and (y) Special Assets Advance Solution at advance facilities data@fanniemae.com. Following Fannie Mae’s receipt of the information described in the second sentence of this paragraph and its reconciliation of the information contained in the summary report and processing of the New Wire

Instructions, Fannie Mae shall make payments related to Purchased Servicing Advance Receivables pursuant to the New Wire Instructions. The Servicer acknowledges and agrees that, following the occurrence of a Servicer Suspension/Termination Event and Fannie Mae’s receipt of the New Wire Instructions, Fannie Mae shall be authorized to, and shall, make payments related to Purchased Servicing Advance Receivables pursuant to the New Wire Instructions.
The Indenture Trustee (or its designee) will use its reasonable efforts to submit Loan Activity Reports and/or requests for expense reimbursement pursuant to this Section 6(b)(iii) in accordance with the requirements of the Servicing Guide. If, despite its diligence, the Indenture Trustee (or its designee) is unable to obtain and submit the required supporting detail to Fannie Mae within 90 days following the Servicer Suspension/Termination Event, then upon the written request of the Indenture Trustee (or its designee), accompanied by an explanation in reasonable detail of the difficulties the Indenture Trustee (or its designee) is encountering, Fannie Mae will discuss with the Indenture Trustee (or its designee) and reasonably consider possible resolutions of such difficulties. The Indenture Trustee (or its designee) and Fannie Mae will work together to arrive at a plan for the submission of supporting detail and reimbursement of the Purchased Servicing Advance Receivables that is reasonably acceptable to Fannie Mae, as quickly as reasonably practicable.
It is understood that in the absence of a mutually acceptable plan arrived at as quickly as reasonably practicable, the requirements of the Servicing Guide shall continue to govern the submission and reimbursement of the Purchased Servicing Advance Receivables.
If an Insolvency Event (defined below) with respect to the Servicer occurs following the occurrence of a Servicer Suspension/Termination Event, Fannie Mae’s obligations to pay such reimbursements shall be subject to the requirements of the bankruptcy or other court having jurisdiction over the insolvency proceeding.
For the purpose of this Section 6(b) and Section 6(c) of this Agreement, an “Insolvency Event” shall have the same meaning as set forth in the Indenture in effect as of the day of this Agreement and not as such definition may be amended, restated, supplemented, or otherwise modified from time to time without, in each such case, Fannie Mae’s prior written consent.
(iv)    Fannie Mae shall have no obligation to the Indenture Trustee or any of the other Transaction Parties relating to any successor servicer’s payment or remittance of the Purchased Servicing Advance Receivables made after the effective date of such Servicer Suspension/Termination Event to the Indenture Trustee or such other Transaction Parties.
(c)    Actions Fannie Mae May Take Upon the Occurrence of a Servicer Resignation Event or a Partial Transfer of Servicing Event and Related Matters.
(i)    Fannie Mae may, at its option, exercise its right to withdraw its Consent upon the occurrence of a Servicer Resignation Event or a Partial Transfer of Servicing Event (in which case, the Consent shall be withdrawn solely with respect to the mortgage loans subject to the partial transfer) by giving written notice to Servicer, the Depositor, the Issuer, the Indenture Trustee and the Administrative Agent in accordance with Section 8 of this Agreement.
(ii)    If Fannie Mae exercises its option to withdraw its Consent:
(A)    Such withdrawal of Fannie Mae’s Consent shall apply to any Servicing Advance Receivable with respect to which the Servicer has made or will make a

Delinquent MBS Mortgage Repurchase Advance, a Delinquency Advance or a Servicing Advance after the effective date of the Servicer Resignation Event or the Partial Transfer of Servicing Event, as applicable; provided, the Security Interest shall remain in full force and effect and Fannie Mae shall continue to be obligated to reimburse the Servicer pursuant to the Fannie Mae Lender Contract and this Agreement on account of any Purchased Servicing Advance Receivables as to which the Servicer has made or will make a Delinquent MBS Mortgage Repurchase Advance, a Delinquency Advance or a Servicing Advance in accordance with the Fannie Mae Lender Contract on or before the effective date of the Servicer Resignation Event or the Partial Transfer of Servicing Event, as applicable.
(B)    After the effective date of such Servicer Resignation Event or Partial Transfer of Servicing Event, as applicable, the Servicer shall not sell and/or contribute to the Depositor any Subsequent Servicing Advance Receivables with respect to which the Servicer has made or will make a Delinquent MBS Mortgage Repurchase Advance, a Delinquency Advance or a Servicing Advance, the Depositor shall not sell and/or contribute any such Subsequent Servicing Advance Receivables to the Issuer and the Issuer shall not grant a Security Interest with respect to such Subsequent Servicing Advance Receivables to the Indenture Trustee on behalf of the Secured Parties under the Indenture.
(C)    Except with respect to the reimbursements by Fannie Mae to the Servicer described in Section 6(c)(ii)(A), above, related to any Purchased Servicing Advance Receivables as to which the Servicer has made a Delinquent MBS Mortgage Repurchase Advance, a Delinquency Advance or a Servicing Advance in accordance with the Fannie Mae Lender Contract on or before the effective date of such Servicer Resignation Event or Partial Transfer of Servicing Event, as applicable, and the applicable Final Payment Date, Fannie Mae’s agreement in Section 2 to not set off or net any claims it might have against the Servicer, or payments due from the Servicer, from reimbursements Fannie Mae owes to the Servicer pursuant to the Fannie Mae Lender Contract on account of Purchased Servicing Advance Receivables with respect to which the Servicer has made or will make a Delinquent MBS Mortgage Repurchase Advance, a Delinquency Advance or a Servicing Advance after the effective date of such Servicer Resignation Event or Partial Transfer of Servicing Event in accordance with the Fannie Mae Lender Contract shall become null and void and of no further force and effect.
(iii)    Fannie Mae shall have no obligation to the Indenture Trustee or any of the other Transaction Parties relating to any successor servicer’s payment or remittance of the Purchased Servicing Advance Receivables made after the effective date of such Servicer Resignation Event or Partial Transfer of Servicing Event to the Indenture Trustee or such other Transaction Parties.
(iv)    If a Servicer Resignation Event occurs and pursuant to this Section 6(c) Fannie Mae exercises its right to withdraw its Consent, it is expected that the Servicer will continue to process Loan Activity Reports (as defined in the Servicing Guide) and/or requests for expense reimbursement relating to Purchased Servicing Advance Receivables in accordance with the Servicing Guide, or that the Indenture Trustee (or its designee, which may be the Administrative Agent, as defined in the Indenture) will attempt to arrange with any third‑party successor servicer to process such Loan Activity Reports and/or requests for expense reimbursement relating to Purchased Servicing Advance Receivables made before the Servicer Resignation Event. Fannie Mae will permit the Servicer or the Indenture Trustee (or its designee), as applicable, to submit to Fannie Mae Loan Activity Reports and/or requests for expense reimbursement relating to any

Purchased Servicing Advance Receivables as to which the Servicer has made a Delinquent MBS Mortgage Repurchase Advance, a Delinquency Advance or a Servicing Advance in accordance with the Fannie Mae Lender Contract on or before the effective date of such Servicer Resignation Event.
Fannie Mae shall cease making payments to the Deposit Account following a Servicer Resignation Event described in this Section. In order to have Fannie Mae process claims for reimbursement following the Servicer Resignation Event, the Indenture Trustee (or its designee, which may be the Administrative Agent) shall provide to Fannie Mae (A) a summary report detailing the outstanding advance balances by Fannie Mae loan number, broken out by P&I Delinquency Advances, T&I Escrow Advances and Corporate Servicing Advances (as such terms are described in Recital A of this Agreement) and (B) wiring instructions identifying where Fannie Mae is to make payments related to Purchased Servicing Advance Receivables following the Servicer Resignation Event (the “New Wire Instructions”). The information described in the preceding sentence shall be sent to Fannie Mae at the notice addresses identified in Section 8, with copies to (x) Customer Account Risk Management at tracy_l_glascoe@fanniemae.com and (y) Special Assets Advance Solution at advance facilities data@fanniemae.com. Following Fannie Mae’s receipt of the information described in the second sentence of this paragraph and its reconciliation of the information contained in the summary report and processing of the New Wire Instructions, Fannie Mae shall make payments related to Purchased Servicing Advance Receivables pursuant to the New Wire Instructions. The Servicer acknowledges and agrees that, following the occurrence of a Servicer Resignation Event and Fannie Mae’s receipt of the New Wire Instructions, Fannie Mae shall be authorized to, and shall, make payments related to Purchased Servicing Advance Receivables pursuant to the New Wire Instructions.
The Indenture Trustee (or its designee) will work diligently to submit Loan Activity Reports and/or requests for expense reimbursement pursuant to this Section 6(c)(iv) in accordance with the requirements of the Servicing Guide. If, despite its diligence, the Indenture Trustee (or its designee) is unable to obtain and submit the required supporting detail to Fannie Mae within 90 days following the Servicer Resignation Event, then upon the written request of the Indenture Trustee (or its designee), accompanied by an explanation in reasonable detail of the difficulties the Indenture Trustee (or its designee) is encountering, Fannie Mae will discuss with the Indenture Trustee (or its designee) and reasonably consider possible resolutions of such difficulties. The Indenture Trustee (or its designee) and Fannie Mae will work together to arrive at a plan for the submission of supporting detail and reimbursement of the Purchased Servicing Advance Receivables that is reasonably acceptable to Fannie Mae, as quickly as reasonably practicable.
It is understood that in the absence of a mutually acceptable plan arrived at as quickly as reasonably practicable, the requirements of the Servicing Guide shall continue to govern the submission and reimbursement of the Purchased Servicing Advance Receivables.
If an Insolvency Event with respect to the Servicer occurs following the occurrence of a Servicer Resignation Event, Fannie Mae’s obligations to pay such reimbursements shall be subject to the requirements of the bankruptcy or other court having jurisdiction over the insolvency proceeding.
(v)    In the case of a Partial Transfer of Servicing Event, such Consent shall not be withdrawn, the Security Interest shall remain in full force and effect, and Fannie Mae shall continue to be obligated to reimburse the Servicer pursuant to the Fannie Mae Lender Contract and this Agreement on account of Purchased Servicing Advance Receivables with respect to mortgage loans as to which servicing rights have not been transferred.

(d)    Actions Fannie Mae May Take Upon the Occurrence of an Anniversary Event and Related Matters.
(i)    Fannie Mae may, at its option, exercise its right to withdraw its Consent upon the occurrence of an Anniversary Event by giving written notice to the Servicer, the Depositor, the Issuer, the Indenture Trustee and the Administrative Agent in accordance with Section 8 of this Agreement on or before the thirtieth day before an Anniversary Event occurs.
(ii)    If Fannie Mae exercises its option to withdraw its Consent:
(A)    Such withdrawal of Fannie Mae’s Consent shall apply to any Servicing Advance Receivable with respect to which the Servicer has made or will make a Delinquent MBS Mortgage Repurchase Advance, a Delinquency Advance or a Servicing Advance after the Anniversary Event Cut Off Date (defined below); provided that the Security Interest shall remain in full force and effect and Fannie Mae shall continue to be obligated to reimburse the Servicer pursuant to the Fannie Mae Lender Contract and this Agreement on account of any Purchased Servicing Advance Receivable as to which the Servicer has made or will make a Delinquent MBS Mortgage Repurchase Advance, a Delinquency Advance or a Servicing Advance in accordance with the Fannie Mae Lender Contract on or before the last day of the third calendar month following the calendar month in which the applicable anniversary date occurs (the “Anniversary Event Cut Off Date”).
(B)    After the Anniversary Event Cut Off Date, the Servicer shall not sell and/or contribute to the Depositor any Subsequent Servicing Advance Receivables with respect to which the Servicer has made or will make a Delinquent MBS Mortgage Repurchase Advance, a Delinquency Advance or a Servicing Advance, the Depositor shall not sell and/or contribute any such Subsequent Servicing Advance Receivables to the Issuer and the Issuer shall not grant a Security Interest with respect to such Subsequent Servicing Advance Receivables to the Indenture Trustee on behalf of the Secured Parties under the Indenture.
(C)    Except with respect to the reimbursements by Fannie Mae to the Servicer described in Section 6(d)(ii)(A), above, related to any Purchased Servicing Advance Receivables as to which the Servicer has made a Delinquent MBS Mortgage Repurchase Advance, a Delinquency Advance or a Servicing Advance in accordance with the Fannie Mae Lender Contract on or before the Anniversary Event Cut Off Date, after the Anniversary Event Cut Off Date and the applicable Final Payment Date, Fannie Mae’s agreement in Section 2 to not set off or net any claims it might have against the Servicer, or payments due from the Servicer, from reimbursements Fannie Mae owes to the Servicer pursuant to the Fannie Mae Lender Contract on account of Purchased Servicing Advance Receivables with respect to which the Servicer has made or will make a Delinquent MBS Mortgage Repurchase Advance, a Delinquency Advance or a Servicing Advance after the Anniversary Event Cut Off Date in accordance with the Fannie Mae Lender Contract shall become null and void and of no further force and effect.
(e)    Actions Fannie Mae May Take Upon the Occurrence of a Financial Trigger Event or a Collateral Termination Event and Related Matters.
(i)    Fannie Mae may, at its option, exercise its right to withdraw its Consent upon the occurrence of a Financial Trigger Event or a Collateral Termination Event (each, a

“Termination Event”) by giving written notice to the Servicer, the Depositor, the Issuer, the Indenture Trustee and the Administrative Agent in accordance with Section 8 of this Agreement.
(ii)    If Fannie Mae exercises its option to withdraw its Consent:
(A)    Such withdrawal of Fannie Mae’s Consent shall apply to any Servicing Advance Receivable with respect to which the Servicer has made or will make a Delinquent MBS Mortgage Repurchase Advance, a Delinquency Advance or a Servicing Advance after the Termination Event Cut Off Date (defined below); provided that the Security Interest shall remain in full force and effect and Fannie Mae shall continue to be obligated to reimburse the Servicer pursuant to the Fannie Mae Lender Contract and this Agreement on account of any Purchased Servicing Advance Receivables as to which the Servicer has made or will make a Delinquent MBS Mortgage Repurchase Advance, a Delinquency Advance or a Servicing Advance in accordance with the Fannie Mae Lender Contract on or before the effective date of the Termination Event (the “Termination Event Cut Off Date”).
(B)    After the Termination Event Cut Off Date, the Servicer shall not sell and/or contribute to the Depositor any Servicing Advance Receivables with respect to which the Servicer has made or will make a Delinquent MBS Mortgage Repurchase Advance, a Delinquency Advance or a Servicing Advance, the Depositor shall not sell and/or contribute any such Servicing Advance Receivables to the Issuer and the Issuer shall not grant a Security Interest with respect to such Servicing Advance Receivables to the Indenture Trustee on behalf of the Secured Parties under the Indenture.
(C)    Except with respect to the reimbursements by Fannie Mae to the Servicer described in Section 6(e)(ii)(A), above, related to any Purchased Servicing Advance Receivables as to which the Servicer has made a Delinquent MBS Mortgage Repurchase Advance, a Delinquency Advance or a Servicing Advance in accordance with the Fannie Mae Lender Contract on or before the Termination Event Cut Off Date, after the Termination Event Cut Off Date and the applicable Final Payment Date, Fannie Mae’s agreement in Section 2 to not set off or net any claims it might have against the Servicer, or payments due from the Servicer, from reimbursements Fannie Mae owes to the Servicer pursuant to the Fannie Mae Lender Contract on account of Purchased Servicing Advance Receivables with respect to which the Servicer has made or will make a Delinquent MBS Mortgage Repurchase Advance, a Delinquency Advance or a Servicing Advance after the Termination Event Cut Off Date in accordance with the Fannie Mae Lender Contract shall become null and void and of no further force and effect.
(iii)    The occurrence of any of the following shall constitute a “Financial Trigger Event”:
(A)    the Servicer fails to maintain a Lender Adjusted Net Worth/Total Assets ratio (as defined in the Selling Guide) of at least 10%;
(B)    the Servicer fails to meet all of Fannie Mae’s requirements relating to a lender’s minimum net worth, a decline in Lender’s Adjusted Net Worth, minimum capital, liquidity, profitability, cross default, repurchase limitation, financial statements and reports, and required servicer rating described in Subpart A4‑2‑01 of the Selling Guide, as amended from time to time, including the requirement that a lender has a financial condition satisfactory to Fannie Mae; or
(C)    a Material Adverse Change occurs with respect to the Servicer. A “Material Adverse Change” means the occurrence of an event that would cause a material and adverse change in the financial condition, business, or operation of the Servicer and its parent or subsidiaries, taken as a whole, as a result of any event that disproportionately impacts the Servicer and its parent or subsidiaries relative to similarly‑sized mortgage companies.
(f)    Anniversary Event Winding Up Period. If, during an Anniversary Event Winding Up Period (as hereinafter defined), a Termination Event occurs, Fannie Mae shall have the option to exercise its rights and remedies under this Agreement with respect to the occurrence of either the Termination Event or the Anniversary Event by giving written notice to the Servicer, the Depositor, the Issuer, the Indenture Trustee and the Administrative Agent in accordance with Section 8 of this Agreement. The “Anniversary Event Winding Up Period” is the period commencing on the day Fannie Mae gives written notice of the occurrence of an Anniversary Event pursuant to Section 6(d)(i), of this Agreement and ending on the Anniversary Event Cut Off Date.
If Fannie Mae elects to exercise its rights and remedies under this Agreement with respect to the occurrence of the Termination Event, Section 6(e) of this Agreement shall apply with the same force and effect as if the Anniversary Event had not occurred. If Fannie Mae elects to continue to exercise its rights and remedies under this Agreement with respect to the occurrence of the Anniversary Event, Section 6(d) of this Agreement shall continue to apply with the same force and effect as if the Termination Event had not occurred.
7.    Event of Default. The Issuer hereby instructs the Indenture Trustee to, and the Indenture Trustee hereby accepts such instruction and agrees that it shall, upon receipt of written notice of an Event of Default under the Indenture or any other Transaction Document, immediately provide Fannie Mae with notice of the occurrence of such Event of Default.
8.    Notices. Any notice or other communication to Fannie Mae pursuant to this Agreement shall be in writing and delivered by hand, electronic mail (with confirmation), overnight express or similar service (fees prepaid), or first‑class United States registered or certified mail with return receipt requested (postage prepaid), to Fannie Mae at the address (which may be changed by written notice) shown below. The Transaction Parties request that any communication from Fannie Mae to any Transaction Party, as applicable, be given in the same manner, and under the same procedures, as provided above, with the Transaction Parties’ addresses for such purpose, and related information, being as shown below.

FANNIE MAE:	Fannie Mae 3900 Wisconsin Avenue, N.W. Washington, D.C. 20016 Attention: SVP and Chief Credit Officer for Single-Family Email: carlos_t_perez@fanniemae.com

With a copy to:	Fannie Mae 3900 Wisconsin Avenue, N.W. Washington, D.C. 20016 Attention: Mark Bickert, Vice President Email: mark_s_bicker@fanniemae.com

SERVICER:	Ditech Financial LLC 1100 Virginia Drive, Suite 100A,
Ft. Washington, PA 19034
Attention: Cheryl Collins, SVP & Treasurer
Telephone: 651‑293‑3410
Email: cheryl.collins@gtservicing.com

With a copy to:	Ditech Financial LLC 1100 Virginia Drive, Suite 100A,
Ft. Washington, PA 19034
Attention: General Counsel

DEPOSITOR:	Ditech Agency Advance Depositor LLC 1100 Virginia Drive, Suite 100A,
Ft. Washington, PA 19034
Attention: Cheryl Collins, SVP & Treasurer
Telephone: 651‑293‑3410
Email: cheryl.collins@gtservicing.com

ISSUER:	Ditech Agency Advance Trust c/o Wilmington Trust, National Association, as Owner Trustee Rodney Square North, 1100 North Market Street Wilmington, DE 19890

With a copy to:	Ditech Financial LLC 1100 Virginia Drive, Suite 100A,
Ft. Washington, PA 19034
Telephone: 651‑293‑3410
Email: cheryl.collins@gtservicing.com
Ditech Financial LLC
1100 Virginia Drive, Suite 100A,
Ft. Washington, PA 19034
Attention: General Counsel

INDENTURE TRUSTEE:
Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, MD 21045‑1951
Attention: Corporate Trust Services, Ditech Agency Advance Trust
Telephone: (410) 884‑2000
Email: TrustAdministrationGroup@wellsfargo.com

ADMINISTRATIVE AGENT:	Credit Suisse First Boston Mortgage Capital LLC c/o Credit Suisse Securities (USA) LLC One Madison Avenue, 9th Floor,
New York, NY 10010

9.    Reliance. Fannie Mae shall be fully protected in acting or relying upon, and shall have no duty or obligation to verify the truth, accuracy, authenticity, validity, or legal sufficiency of any written notice, direction, request, waiver, consent, receipt, or other paper or document which Fannie Mae in good faith believes to be genuine and to have been signed or presented by the respective Transaction Party pursuant to its rights under the Transaction Documents and this Agreement.
10.    Indemnification by the Secured Parties.
(a)    The Administrative Agent shall indemnify and hold harmless Fannie Mae against all losses, claims, actions, liabilities, damages, judgments, costs, and expenses (including attorneys’ fees and expenses) (collectively, “Losses”) arising or resulting from: (i) any present or future act or omission of Fannie Mae taken or not taken on behalf of such Transaction Party in compliance with this Agreement, (ii) any past, present, or future act, error, breach or omission of such Transaction Party with regards to this Agreement or the Transaction Documents, or (iii) any dispute regarding the payment of any Servicing Advance Receivables.

(b)    Notwithstanding Section 10(a), the Administrative Agent is not responsible for any Losses: (i) of the Servicer to Fannie Mae under the Fannie Mae Lender Contract except to the extent such Transaction Party assumes the Secured Obligations or (ii) arising from the gross negligence or willful misconduct of Fannie Mae.

11.    Indemnification by the Servicer. The Servicer shall indemnify and hold harmless Fannie Mae against any and all losses, claims, lawsuits, actions, liabilities, damages, judgments, costs, and expenses arising or resulting from: (i) any present or future act or omission of Fannie Mae with respect to the Servicer, the Depositor or the Issuer in compliance with this Agreement or (ii) any past, present, or future act, error, breach or omission of the Servicer, the Indenture Trustee or any other Transaction Party pursuant or with respect to this Agreement or the Transaction Documents. Notwithstanding the foregoing, the Servicer is not responsible for, and is not indemnifying and holding Fannie Mae harmless against any liability, obligation, duty or responsibility of any kind whatsoever arising from the gross negligence or willful misconduct of Fannie Mae with respect to this Agreement.
12.    Representations and Warranties of the Servicer. The Servicer hereby warrants, represents, and confirms to Fannie Mae the following:
(a)    The Security Interest is the only outstanding and existing interest that the Servicer has granted or caused to be granted to the Indenture Trustee, or any other party, in the Servicing Advance Receivables; and the Transaction Documents are the sole outstanding and existing agreements or instruments containing any grant by the Servicer of any interest in the Servicing Advance Receivables.
(b)    The execution and delivery of this Agreement will not violate any provision of law or regulation applicable to the Servicer, any order of any court or other agency of government or any agreement or other instrument to which the Servicer is bound, or be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any such agreement or other instrument.
(c)    The Servicer has duly executed and delivered the Transaction Documents to which it is a party and this Agreement. The grant of a Security Interest in the Servicing Advance

Receivables to the Indenture Trustee, pursuant to the Transaction Documents, and the Servicer’s execution (and the delivery) of the Transaction Documents to which it is a party and this Agreement, has each been duly authorized and: (i) specifically approved by the board of directors or the equivalent thereof (the “Board of Directors”) of the Servicer, and such approval is reflected in the minutes of the meetings of such Board of Directors or pursuant to an appropriate consent or other instrument evidencing approval by the Board of Directors or (ii) approved by an officer of the Servicer who was duly authorized by the Board of Directors to enter into such types of transactions and such authorization is reflected in the minutes of the Board of Directors’ meetings. This Agreement, together with the Transaction Documents and any amendments thereto made in accordance with Section 14 of this Agreement, and any UCC financing statements, constitute the written agreement (the “Written Agreement”) governing the Servicer’s grant of a Security Interest in the Servicing Advance Receivables to the Indenture Trustee, pursuant to the Transaction Documents and the matters agreed to in this Agreement, and the Servicer shall continuously maintain all components of the Written Agreement as an official record of the Servicer (or any successor thereto).
(d)    The Servicer has taken any and all action necessary to ensure the accuracy of the representations and warranties contained in this Section 12.
13.    Representations and Warranties of the Indenture Trustee. The Indenture Trustee hereby warrants, represents, and confirms to Fannie Mae the following:
(a)    The execution and delivery of this Agreement will not violate any provision of law or regulation applicable to the Indenture Trustee, any order of any court or other agency of government or any agreement or other instrument to which the Indenture Trustee is bound, or be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any such agreement or other instrument, provided, that the representations contained in this Section 13(a) are made for the sole purpose of preventing the Indenture Trustee from raising any such violation, breach, conflict, or default as a defense to the enforceability of this Agreement.
(b)    Wells Fargo Bank, N.A., not in its individual capacity but solely as Indenture Trustee, has, at the direction and instruction of the Issuer, duly executed and delivered the Transaction Documents and this Agreement. The Indenture Trustee is duly organized, validly existing and in good standing as a national banking association under the laws of the United States with power and authority to conduct its business as such business is currently conducted. The Indenture Trustee has the power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement have been duly authorized by the Indenture Trustee by all necessary corporate action.
14.    Representations and Warranties of Credit Suisse. Credit Suisse hereby warrants, represents, and confirms to Fannie Mae the following:
(a)    The execution and delivery of this Agreement will not violate any provision of law or regulation applicable to Credit Suisse, in its capacity as Administrative Agent, any order of any court or other agency of government or any agreement or other instrument to which Credit Suisse, in its capacity as Administrative Agent, is bound, or be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any such agreement or other instrument, provided, that the representations contained in this Section 14(a) are made for the sole purpose of preventing the Credit Suisse, in its capacity as Administrative Agent, from raising any such violation, breach, conflict, or default as a defense to the enforceability of this Agreement.
(b)    Credit Suisse, in its capacity as Administrative Agent, has duly executed and delivered the Transaction Documents and this Agreement. Credit Suisse is duly organized, validly existing and in good standing as a limited liability company under the laws of the State of Delaware with power and authority to conduct its business as such business is currently conducted. Credit Suisse, in its capacity as Administrative Agent, has the power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement have been duly authorized by Credit Suisse, in its capacity as Administrative Agent, by all necessary limited liability company action.
15.    Amendments. The Transaction Documents may be amended without the consent of Fannie Mae in accordance with the terms and conditions of the Transaction Documents, provided that the Indenture Trustee and the Servicer each hereby agree that each of the representations and warranties contained in Sections 12(b), 12(c), 13(a), 13(b), 14(a) and 14(b) of this Agreement shall be applicable to any such amendment. Notwithstanding the foregoing, without the prior written consent of Fannie Mae, the Transaction Parties shall not make any amendment to the Transaction Documents which:
(a)    materially and adversely affects the Servicer’s ability to service (i) the mortgage loans identified by Seller/Servicer Number and by MBS Pool Number on Exhibit A attached and (ii) such additional mortgage loans as may be made a part of this Agreement pursuant to Section 16 hereof, in each case as required by the Fannie Mae Servicing Guide, including, without limitation, the requirements relating to the Servicer’s making Delinquent MBS Mortgage Repurchase Advances, Delinquency Advances and/or Servicing Advances; or
(b)    results in Fannie Mae having to change its processes relating to the reimbursement of Delinquent MBS Mortgage Repurchase Advances, Delinquency Advances and/or Servicing Advances.
16.    Secured Parties Under the Indenture.
The Secured Parties under the Indenture, including holders of the Notes and participants in such Notes, shall benefit under the Transaction Documents and this Agreement solely through the Indenture Trustee and any such Secured Parties shall not be third party beneficiaries of this Agreement. Fannie Mae shall have no direct liability to any such Secured Parties under the Indenture. The Indenture Trustee hereby represents, warrants, and confirms to Fannie Mae that pursuant to the direction provided by the Issuer: (i) the Indenture Trustee has the authority to enter into this Agreement on behalf of such Secured Parties under the Indenture, including holders of the Notes and participants in such Notes, (ii) this Agreement, the Transaction Documents, and any amendments thereto, shall be binding on such parties as if they were original signatories thereto and hereto, and (iii) the Indenture Trustee shall have the authority and duty to act exclusively for such parties with respect to Fannie Mae.

17.    Identification of Mortgage Loans. This Agreement relates solely to the Servicing Advance Receivables relating to the mortgage loans identified on Exhibit A and additional mortgage loans that may be added to Exhibit A and become a part of this Agreement only upon the consent of Fannie Mae in its sole discretion.
18.    Fannie Mae’s Right to Perform Due Diligence Activities. Until the occurrence of the Final Payment Date:
(a)    The Servicer shall make available or cause the Indenture Trustee to make available to Fannie Mae each Determination Date Administrator Report, each Interim Payment Date Report and Payment Date Report delivered pursuant to Article III of the Indenture from and after the date hereof. The Servicer shall be responsible for any reasonable costs and expenses associated with providing Fannie Mae such reports.
(b)    Fannie Mae shall also have the right from time to time to perform due diligence activities (“Due Diligence”) relating to the Purchased Servicing Advance Receivables during business hours upon reasonable notice and request to the Servicer. Promptly upon Fannie Mae’s (or its agent’s) advance request, the Servicer is required to provide reasonable access during business hours to its systems, personnel, books and records whether stored in tangible or electronic form. The Servicer shall bear all reasonable costs and expenses of Fannie Mae associated with such Due Diligence, including, without limitation, third‑party vendor fees.
(c)    The Servicer acknowledges and agrees that the Due Diligence may include Fannie Mae (or its agent) making inquiries to the Depositor, the Issuer, the Indenture Trustee and/or the Administrative Agent, and the Servicer hereby authorizes each of the Depositor, the Issuer, the Indenture Trustee and/or the Administrative Agent to disclose from time to time to Fannie Mae such information that Fannie Mae may reasonably request. The Servicer shall give, execute, and deliver, or cause or permit to be given, executed, and delivered, any instrument, document, agreement, letter of direction, consent, waiver, or other paper, as reasonably requested by Fannie Mae, that may be necessary or desirable in order to enable Fannie Mae to exercise and enforce its rights under this Section 18.
This Section 18 shall survive the termination of this Agreement if and for so long as Fannie Mae is obligated to reimburse the Indenture Trustee, the Administrative Agent, on behalf of the Secured Parties, for any Purchased Servicing Advance Receivable subject to reimbursement by Fannie Mae pursuant to the Fannie Mae Lender Contract.
19.    Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law principles. (other than Section 5‑1401 of the New York General Obligations Law).
20.    Counterparts. This Agreement may be executed in counterparts, each of which is fully effective as an original and all of which together constitute one and the same instrument.
21.    Owner Trustee and Indenture Trustee.
(a)    It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust, National Association, not individually or personally, but solely as Owner Trustee of the Issuer under the trust agreement for the Issuer, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as a personal representation, undertaking and agreement by Wilmington Trust, National Association but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust, National Association individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust, National Association be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer hereunder.
(b)    It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wells Fargo Bank, N.A., not individually or personally, but solely as Indenture Trustee of behalf of and at the direction of the Issuer, (b) each of the Indenture Trustee’s representations, undertakings and agreements herein are made on behalf of the Secured Party (as defined in the Indenture) and are made and intended not as a personal representation, undertaking or agreement by the Indenture Trustee, and (c) under no circumstances shall the Indenture Trustee be liable for the payment of any obligation or be liable (absent the Indenture Trustee’s willful misconduct, fraud or gross negligence) for the breach or failure of any obligation or covenant made or undertaken by it under this Agreement.

IN WITNESS WHEREOF, the Servicer, the Depositor, the Issuer, the Indenture Trustee, the Administrative Agent and Fannie Mae have executed and delivered this Agreement as of the date first above written.
DITECH FINANCIAL LLC,
as Servicer

By: /s/ Cheryl Collins
    Name: Cheryl Collins
    Title: SVP & Treasurer
DITECH AGENCY ADVANCE DEPOSITOR LLC,
as Depositor

By: /s/ Cheryl Collins
    Name: Cheryl Collins
    Title: SVP & Treasurer
DITECH AGENCY ADVANCE TRUST, as Issuer

By:    Wilmington Trust, National Association, not in
    its individual capacity but solely as Owner
    Trustee

By: /s/ Rachel Simpson
    Name: Rachel Simpson
    Title: Vice President
WELLS FARGO BANK, N.A., not in its individual capacity but solely as Indenture Trustee

By: /s/ Mark DeFabio
    Name: Mark DeFabio
    Title: Vice President

1" = "1" "ACTIVE 226523331v.4" "" ACTIVE 226523331v.4

CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC, as Administrative Agent

By: /s/ Margaret Dellafera
    Name: Margaret Dellafera
    Title: Vice President

FANNIE MAE:

By: /s/ Joseph A. Grimes III
    Name: Joseph A. Grimes III
    Title: V.P. Third Party Risk Management & MSR Financing

Exhibit A to Acknowledgment Agreement
With Respect to Servicing Advance Receivables
Dated as of February 9, 2018, and effective as of February 12, 2018, among
Ditech Financial LLC, Ditech Agency Advance Trust,
Ditech Agency Advance Depositor LLC, Wells Fargo Bank, N.A., Credit Suisse First Boston Mortgage Capital LLC
and Fannie Mae
All mortgage loans serviced for Fannie Mae by Servicer under the Fannie Mae Lender Contract using the Fannie Mae Seller/Servicer numbers identified below:

PORTFOLIO	SELLER/SERVICER #
FNMA BAC 154	261840154
FNMA Everbank 235	261840235
FNMA FLAGSTAR	261840103
FNMA FRANKLIN BANK	261840065
FNMA Green Tree Servicing LLC	261840006
FNMA NATCITY	261840057
FNMA OPTION ONE	261840022
FLAGSTAR	261840170
JP MORGAN CHASE BANK, NA	261840189
SECURITY ONE LENDING	261840219
FLAGSTAR BANK	261840227
CITI MORTGAGE, INC.	261840278
CITI MORTGAGE, INC.	261840286
CITI MORTGAGE, INC.	261840294
CITI MORTGAGE, INC.	261840308

Exh. A‑1

Exhibit B to Acknowledgment Agreement
With Respect to Servicing Advance Receivables
Dated as of February 9, 2018, and effective as of February 12, 2018, among
Ditech Financial LLC, Ditech Agency Advance Trust,
Ditech Agency Advance Depositor LLC, Wells Fargo Bank, N.A., Credit Suisse First Boston Mortgage Capital LLC
and Fannie Mae
Deposit Account:
Ditech Financial LLC (Wire Instructions)
Bank of America
100 N. Tryon Street
Charlotte, NC 28255
ABA# 026009593
Ditech Financial LLC
345 St. Peter Street
St. Paul, MN 55102
Account# 1257813493
Ditech Financial LLC (ACH Instructions)
Bank of America
100 N. Tryon Street
Charlotte, NC 28255
ABA# 121000358
Ditech Financial LLC
345 St. Peter Street
St. Paul, MN 55102
Account# 1257813493

Exh. B‑1